Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

between

NJA HOTEL LLC

(“Owner” or “Seller”)

and

CHSP NAVY YARD LLC

(“Buyer”)

Location:           Marriott Courtyard Capitol Hill/ Navy Yard

            140 L Street, S.E., Washington, DC

Dated: February 23, 2011

EXECUTION VERSION

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EXECUTION VERSION

	7.4		Interim Covenants of Seller	24
		7.4.1	Maintenance/Operation	24
		7.4.2	Service Contracts	24
		7.4.3	Leases	24
	7.5		Intentionally Deleted	25
	7.6		Franchise Agreement and Hotel Management Agreement Indemnity	25
	7.7		Warranties and Guaranties	25
	7.8		Insurance	25
	7.9		Maintenance	25
	7.10		Removal of Personal Property	25
	7.11		Independent Audit	25
	7.12		Assumed Liabilities	26

8.	Labor and Employment Matters			26

9.	DISCLAIMER, RELEASE AND ASSUMPTION			27
	9.1		DISCLAIMER	27
		9.1.1	AS-IS, WHERE-IS	27
		9.1.2	SOPHISTICATION OF BUYER	28
		9.1.3	PASSIVE OWNER	28
		9.1.4	DUE DILIGENCE MATERIALS	28
	9.2		RELEASE	28
	9.3		SURVIVAL	29

10.	Disposition Of Escrow Deposit			29
	10.1		Default by Seller	29
	10.2		Default By Buyer	29
	10.3		Closing	30

11.	Miscellaneous			30
	11.1		Brokers	30
	11.2		Limitation of Liability	30
	11.3		Exhibits; Entire Agreement; Modification	31
	11.4		Time of the Essence	31
	11.5		Interpretation	31
	11.6		Governing Law	32
	11.7		Successors and Assigns	32
	11.8		Notices	32
	11.9		Third Parties	33
	11.10		Intentionally Deleted	33
	11.11		Legal Costs	33
	11.12		No Recordation	34
	11.13		Counterparts	34
	11.14		Effectiveness	34
	11.15		Soils Disclosure	34
	11.16		Underground Storage Tank	34
	11.17		PIP	34
	11.18		Publicity	34

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EXECUTION VERSION

EXHIBIT LIST

“A”	-	PIP
“B”	-	Legal Description of Land
“C”	-	Title Actions
“D”	-	Form of Escrow Instructions
“E”	-	Form of Special Warranty Deed
“F”	-	Form of Bill of Sale
“G”	-	Form of General Assignment and Assumption
“G-1”	-	Form of Assignment of Intangibles
“H”	-	Form of Seller’s Closing Certificate
“I”	-	Form of Certificate of Non-Foreign Status
“J”	-	Form of Buyer’s Closing Certificate
“K”	-	Tenant List/Security Deposits
“L”	-	Existing Litigation
“M”	-	Service Agreements
“N”	-	Environmental Reports
“O”	-	Mortgage Loan Documents
“P”	-	Underground Storage Tank Disclosure

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PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 23 day of February, 2011 (“Effective Date”), by and among NJA HOTEL LLC, a Delaware limited liability company (hereinafter referred to as the “Owner” or “Seller”), and CHSP NAVY YARD LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S

A. Owner is the owner of that certain hotel commonly known as the Marriott Courtyard Capitol Hill/Navy Yard located at 140 L Street, S.E., Washington, D.C. (the “Hotel”).

B. Buyer desires to purchase the Hotel on the terms and conditions hereinafter documented.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1. Certain Defined Terms. As used herein:

a. “Purchase Price” shall mean Sixty-Eight Million and No/100 U.S. Dollars ($68,000,000).

b. “Escrow Deposit” shall mean an amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000).

c. “PIP” shall mean the plan for the property improvement of the Hotel as described in Exhibit “A” attached hereto, including but not limited to design drawings, construction drawings, construction plans and specifications, furniture, fixture and equipment plans and specifications, and all other plans relating to the PIP in connection with the Hotel.

d. “Mortgage Loan” shall mean that certain existing debt secured by the Property as evidenced by that certain Amended and Restated Promissory dated January 16, 2009 in the amount of $38,894,035.75 by Seller for the benefit of Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 (“Lender”), as secured by that certain Deed of Trust and Security Agreement dated October 31, 2006.

e. “TIF” shall mean that certain Development Agreement dated January 1, 2004 by and between the District of Columbia and NJA Development Partners, L.P. in connection with tax increment financing for the Property.

2. Property. Upon the terms and conditions set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the “Property” (as hereinafter defined). As used herein, the “Property” means all right, title and interest of Seller in and to (a) the land (the “Land”)

EXECUTION VERSION

described in Exhibit “B”, together with all easements, interests in roadways, strips and other rights appurtenant to the Land, (b) all improvements, structures and fixtures located upon or affixed to the Land (collectively, the “Improvements”), (c) all furniture, fixtures, equipment, machinery, building systems, vehicles, computer hardware, art work, security systems, key cards (together with all devices for coding and monogramming such key cards), appliances, china, glassware, silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus and other printed materials, and all other similar materials and supplies food and beverage inventories (alcoholic and non-alcoholic) whether opened or unopened, merchandise located at the Hotel, including, without limitation, any gift shop or newsstand maintained by Seller or Manager, and held for sale to guests and customers of the Hotel and all other items of tangible personal property located on the Land or at the Hotel and used in connection with the operation of the Hotel (collectively, the “Tangible Personal Property”), (d) to the extent assignable, all “Leases” (as hereinafter defined) together with all security deposits held by Seller thereunder, to the extent such deposits are transferable, and “Service Agreements” (as hereinafter defined) together with all deposits made or held by Seller thereunder, to the extent such deposits are transferable, (e) all governmental permits, licenses, consents, authorizations, registrations and certificates and approvals used in connection with the construction, ownership, occupancy or operation of the Hotel (the “Licenses and Permits”) together with any deposits made by Seller thereunder, to the extent such Licenses and Permits and deposits are transferable, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements directly relating to the Hotel, telephone numbers, TWX numbers, post office boxes, signage rights, utility and development rights and privileges, site plans, surveys, plans and specifications pertaining to the Land, Improvements and the Tangible Personal Property, and all websites and domains used for the Hotel, including access to the FTP files of the websites to obtain website information and content pertaining to the Hotel, any insurance proceeds and condemnation awards or claims thereto to be assigned to Buyer hereunder, any computer systems, software, data and programs, operating systems, technology and technical information, copyrights, together with all paper and electronic copies thereof, other than proprietary property of Manager in which Seller does not have any ownership right or interest pursuant to the terms of the Management Agreement, and all books and records relating to the Property (collectively, the “Intangible Property”) and (f) all bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotel that are made before the Closing Date (the “Bookings”), together with all deposits held by Seller with respect thereto and any and all books, records and contracts related thereto.

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

3.1 Escrow Deposit. Concurrently with the execution and delivery of this Agreement by both Seller and Buyer, Buyer shall deliver the Escrow Deposit to the Title Company (hereinafter defined) (which company, in its capacity as escrow holder hereunder, is called (“Escrow Holder”). The Escrow Deposit shall be delivered to Escrow Holder by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Seller. The Escrow Deposit shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Escrow Holder, the

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Escrow Deposit shall be invested by Escrow Holder in the following investments (“Approved Investments”): (i) United States Treasury obligations, (ii) the Bank of America money market fund that invests in U.S. Treasury securities known as “Nations Treasury Reserves - Daily Shares (symbol NTRDX)” or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement. All accrued interest on the Escrow Deposit shall become part of the Escrow Deposit.

3.2 Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit, a credit in the amount of the then-outstanding principal balance as of Closing of the Mortgage Loan, and by the prorations and credits specified herein, shall be paid by wire transfer of immediately available federal funds (through the escrow described in Section 5) on the “Closing Date” (as hereinafter defined). The amount to be paid under this Section 3.2 being herein called the “Closing Payment”. It is hereby understood and agreed that Buyer shall assume the Mortgage Loan and Seller shall cooperate with Buyer in connection with such assumption. Buyer shall pay all costs and fees associated with such assumption (other than costs Seller incurs with respect to its legal fees and other costs and expenses it may incur with respect to any release of its guarantees or other obligations under the Mortgage Loan). Such assumption shall be a condition precedent to Closing.

3.3 Allocation of Purchase Price. Seller and Buyer shall cooperate with each other in good faith to arrive, prior to the Closing, at a mutually acceptable allocation of the Purchase Price (the “Allocation”) among the Land, the Improvements, and the personal property, with the amount allocable to personal property being further allocated between Tangible Personal Property and Intangible Property. Seller and Buyer agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto, and (iii) refrain from, and cause their affiliates to refrain from, taking a position inconsistent with the Allocation for all tax purposes. If Seller and Buyer cannot agree upon Allocations prior to the Closing, each party shall file federal, state and local tax returns based on each party’s own determination of the Allocation, each bearing its own consequences of any discrepancies.

4. Conditions Precedent. The obligation of Buyer to acquire, and Seller to transfer, the Property as contemplated by this Agreement is subject to satisfaction of each of the following conditions precedent (any of which may be waived in writing by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions are not fulfilled (or waived) pursuant to the terms of this Agreement, then this Agreement shall terminate and, in connection with any such termination made in accordance with this Section 4, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination), and the Escrow Deposit shall be disposed of in accordance with Section 10. The “Closing” (as hereinafter defined) shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.

EXECUTION VERSION

4.1 Title Matters

4.1.1 Title Report. Buyer acknowledges its receipt and approval of the current title insurance commitment or policy (the “Commitment”) for the Hotel from Chicago Title Insurance Company under Commitment No. 1160-11002, as last continued through December 29, 2010 (“Commitment Date”), or a local affiliate thereof doing business in the District of Columbia (which company, in its capacity as title insurer hereunder, is herein called the “Title Company”).

4.1.2 Additional Title Matters. Approval by Buyer of any additional exceptions to title matters disclosed after the Commitment Date (“Additional Title Matters”) shall be a condition precedent to Buyer’s obligations to purchase the Property (Buyer hereby agreeing that its approval of Additional Title Matters shall not be unreasonably withheld). Unless Buyer gives written notice (“Title Disapproval Notice”) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved, within fifteen (15) days after receipt of written notice of such Additional Title Matters, Buyer shall be deemed to have approved such Additional Title Matters. Seller shall have up to a thirty (30) day period after its receipt of any Title Disapproval Notice within which to remove the disapproved Additional Title Matters set forth therein from title or obtain from Title Company a commitment to issue an endorsement affirmatively insuring against such items in a form reasonably acceptable to Buyer at no cost or expense to Buyer (Seller having the right but not the obligation to do so), and the Closing Date shall be extended, at Seller’s option, to allow for such thirty (30) day period. In the event Seller determines at any time that it is unable or unwilling to remove any one or more of such disapproved Additional Title Matters, Seller shall give written notice to Buyer to such effect; in such event, Buyer may, at its option, terminate this Agreement upon written notice to Seller, but only if (i) such matters reasonably represent a Material Adverse Additional Title Matter (as defined below); and (ii) such notice is given on or before the date which is six (6) Business Days after Buyer receives Seller’s notice that Seller shall be unable or unwilling to remove such Material Adverse Additional Title Matter. If Buyer fails to give such termination notice by such date or such matters do not represent a Material Adverse Additional Title Matter, Buyer shall be deemed to have waived its objection to, and approved, the matters set forth in Seller’s notice. For the purposes of this Section 4.1.2, “Material Adverse Additional Title Matter” shall mean those items or matters that appear of record after the Commitment Date with respect to the Property that are reasonably likely to materially and adversely affect the (A) ownership and use of the Property as a Hotel; or (B) ability to finance the Property.

4.1.3 Seller Liens. Notwithstanding the foregoing provisions of this Section 4.1, Seller shall be obligated to take such actions as may be reasonably required by the Title Company so that the Title Company is willing to issue title insurance to Buyer without exception for any “Seller Liens” (which, as used herein, means any mortgage or deed of trust liens, construction or mechanics’ liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum created by Seller that encumber the Land or Improvements), which Seller Liens shall not include the Mortgage Loan which shall be assumed by Buyer. Such actions shall include obtaining a pay-off letter and leaving a portion of the Purchase Price in escrow to satisfy the Seller Liens.

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4.1.4 Exceptions to Title. Buyer shall be obligated to accept title to the Property at Closing, subject to the following exceptions to title (the “Permitted Exceptions”):

(a) Real estate taxes and assessments not yet due and payable as of the Closing Date;

(b) The printed exceptions that appear in the Commitment as set forth on Exhibit “C” of this Agreement, and subject to Seller’s obligations set forth in Section 4.1.3 above;

(c) All matters that constitute Buyer approved Additional Title Matters;

(d) Any and all liens and encumbrances caused by or through Buyer;

(e) Laws, statutes and ordinances, including zoning laws;

(f) Such other exceptions to title exceptions as may be approved (or deemed approved) by Buyer pursuant to the above provisions of this Section 4.1 or otherwise expressly permitted under this Agreement;

(g) Such other exceptions to survey as may be approved (or deemed approved) by Buyer pursuant to the provisions of Section 4.7 or otherwise expressly permitted under this Agreement; and

(h) The Mortgage Loan.

Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date an owner’s title insurance policy in the standard form issued in the District of Columbia (the “Owner’s Policy”), in the face amount of the Purchase Price, or in the event that the parties have been unable to agree upon an Allocation in the amounts allocated to Land and Improvements pursuant to Section 3.3. hereof, which policy shall show (i) title to the Land and Improvements to be vested of record in Buyer, and (ii) the Permitted Exceptions to be the only exceptions to title.

4.1.5 Endorsements to Owner’s Policy. It is understood that Buyer may request a number of endorsements to the Owner’s Policy However, the issuance of such endorsements shall not be a condition to Closing.

4.1.6 Due Diligence Reviews. Buyer represents and warrants that it has completed its due diligence review of the PIP and the Property and is satisfied with the results thereof. Notwithstanding the foregoing, between the date hereof and the Closing Date, Seller shall provide Buyer with reasonable access to the Property (subject to this Section 4.1) upon reasonable advance notice and shall also make available to Buyer (to the extent in Seller’s possession) such leases, service contracts and other non-proprietary information relating to the operation of the Property as Buyer shall reasonably request, all upon reasonable advance notice. In no event, however, shall Seller be obligated to make available any proprietary or confidential

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documents. Buyer shall at all times conduct its review, inspections and examinations in a manner so as to not cause liability, damage, lien, loss, cost or expense to Seller or the Property and so as to not unreasonably interfere with or unreasonably disturb the Manager, any guest or any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such liability, damage, lien, loss, cost or expense, to the extent caused by Buyer’s review, inspections and examinations (the foregoing obligation surviving any termination of this Agreement). Prior to entry upon the Property, Buyer shall provide Seller with copies of certificates of insurance evidencing comprehensive general liability insurance policies (naming Seller as an additional insured) which shall be maintained by Buyer in connection with its investigations upon the Property prior to the date of entry upon the Property, with limits, coverages and insurers under such policies reasonably satisfactory to Seller. Without limitation on the foregoing, in no event shall Buyer: (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller’s express written consent which may be given or withheld in Seller’s sole discretion (and Buyer shall in all events promptly return the Property to its prior condition and repair thereafter) and which may be further conditioned upon, among other things, Seller’s approval of the following: (i) the insurance coverage of the contractor who will be conducting such testing; (ii) the scope and nature of such testing to be performed by such contractor; and (iii) a written confidentiality agreement by such contractor in form reasonably satisfactory to Seller; (b) contact the Manager or any tenant of the Property without Seller’s express written consent (which shall not be unreasonably withheld); (c) contact any governmental authority having jurisdiction over the Property without Seller’s express written consent (which shall not be unreasonably withheld); provided, Buyer may in the course of its due diligence contact governmental authorities with respect to determining Seller’s and the Hotel’s compliance with applicable zoning or building code requirements and regulations, and to cause the transfer or issuance of all applicable licenses and permits (including liquor licenses) necessary for the continued normal operation of the Hotel following the Closing. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. At Seller’s written request, Buyer shall promptly deliver to Seller true, accurate and complete copies of any final written reports relating to the Property prepared for or on behalf of Buyer by any third party; provided that Buyer makes no representation or warranty with respect to the accuracy, completeness or contents of such reports and that Buyer is not otherwise prevented by such third-party from providing such reports to Seller. In the event of any termination of this Agreement, upon Seller’s written request Buyer shall return all documents and other materials furnished by Seller. Buyer shall keep all non-public information or data received or discovered in connection with any of Buyer’s inspections, reviews or examinations strictly confidential, except for disclosures to representatives, investors, lenders, potential hotel managers, counsel and agents, provided such disclosures are on an as needed basis for Buyer’s acquisition of the Property, and such persons are instructed to keep the information strictly confidential. The provisions of this Section 4.1.6 shall survive any termination of this Agreement.

4.2 Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Property. Without limitation on the foregoing, in the event that the “Seller Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes

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in the representations and warranties of Seller contained in Section 7.1 which are not otherwise permitted or contemplated by the terms of this Agreement or known to Buyer prior to the date of this Agreement, then (i) Seller shall have a period of time not exceeding fifteen (15) Business Days in which to cure such material adverse change, and (ii) Buyer shall have the right to terminate this Agreement if a reasonably acceptable cure cannot be effected by Seller during the aforesaid fifteen (15) Business Day period.

4.3 Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller’s obligation to sell the Property. Without limitation on the foregoing, in the event that the “Buyer Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in Section 7.2 which are not permitted or contemplated by the terms of this Agreement, then (i) Buyer shall have a period of time not exceeding fifteen (15) Business Days in which to cure such material adverse change, and (ii) Seller shall have the right to terminate this Agreement if a reasonably acceptable cure cannot be effected by Buyer during the aforesaid fifteen (15) Business Day period.

4.4 Hotel Franchise Agreement and Hotel Management Agreement. As of the Effective Date, the Property is subject to the (i) the Franchise Agreement dated June 18, 2003 (“Franchise Agreement”) by and between Marriott International, Inc. (“Franchisor”) and the Seller; and (ii) a Hotel Management Agreement dated [undated], 2005 (“Management Agreement”) by and between Hospitality Partners LLC (“Manager”) and the Seller. Promptly after the Effective Date hereof, Buyer shall make application to Franchisor for the assumption of the Franchise Agreement or the issuance of a new franchise agreement with respect to the Hotel (the “New Franchise Agreement”), and Buyer shall thereafter provide regular updates by email (not less frequently than every other week) to Seller to keep Seller reasonably informed as to the status of Buyer’s assumption of the Franchise Agreement or the issuance of the New Franchise Agreement. As a material condition to Seller’s entering into this Agreement and closing hereunder, Buyer shall seek to prospectively assume all of the obligations of the franchisee under the Franchise Agreement, in which event Buyer shall or shall cause its designee to comply with such terms and conditions, including, without limitation, the obligations under the PIP and shall execute and deliver at or prior to Closing all documents reasonably required by Franchisor in connection with the assumption of the Franchise Agreement, or, if so required by Franchisor, the issuance of the New Franchise Agreement to Buyer or its designee. Seller shall cooperate with Buyer’s efforts to obtain either an assumption of the Franchise Agreement or the issuance of the New Franchise Agreement, including the assumption of the PIP obligations, at no material cost or expense to Seller. It is understood and agreed that Franchisor may require as a condition precedent to the assumption of the Franchise Agreement or the issuance of the New Franchise Agreement certain indemnitors and guarantors to guarantee all liabilities and obligations under the Franchise Agreement on and after the Closing Date. At Closing or immediately prior to Closing, Seller shall (i) terminate the Franchise Agreement to be effective as of Closing if Buyer will enter into the New Franchise Agreement, or (ii) assign the Franchise Agreement as of the date of Closing as may be required by the Franchisor in connection with the sale of the Hotel. Additionally, Seller shall terminate the Management Agreement to be effective as of the Closing Date at Seller’s sole cost and expense. Seller shall be responsible for any termination fees, accrued management or other fees payable to the Franchisor and/or the Manager, as applicable,

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pursuant to the terms of the Franchise Agreement and the Management Agreement. The parties hereto hereby acknowledge that as of the Effective Date, the Buyer intends to maintain the Hotel branded as a Courtyard by Marriott hotel and the Seller shall not terminate the Franchise Agreement prior to Closing.

4.5 Liquor Licenses. Buyer acknowledges that there may be various liquor licenses associated with the operation of the Hotel. As soon as is reasonably practicable after the full execution and delivery of this Agreement, Buyer shall file an application with the required state and local agencies (the “Board”) for the issuance as of the Closing Date of such licenses or the transfer of the various liquor licenses associated with the operation of the Hotel (the “Required Liquor Licenses”) as are necessary for the continued service of alcoholic beverages at the Hotel. Seller shall reasonably cooperate with Buyer in connection with the application process. Buyer shall diligently pursue the obtaining of the Required Liquor Licenses at Buyer’s sole cost and expense. The issuance of the Required Liquor Licenses shall not be a condition of Closing. If despite the exercise of such efforts by Buyer, Buyer is unable to obtain the Required Liquor Licenses on or before the Closing Date, then Seller agrees that to the extent required it shall enter, or cause Manager that holds such liquor licenses, to enter into a customary form interim beverage services agreement with Buyer in form reasonably satisfactory to Seller or Manager, as the case may be, including without limitation, an indemnification from Buyer of Seller or Manager, as the case may be, with respect to any and all damages, claims, losses, expenses, costs or other liabilities arising during the term of such interim beverage services agreement.

4.6 Loan Assumption. Within fifteen (15) days of the Effective Date hereof, Buyer shall make application to the Lender for the assumption of the Mortgage Loan, and Buyer shall diligently prosecute its application and provide regular updates by email (not less frequently than every other week) to Seller to keep Seller reasonably informed as to the status of Buyer’s assumption of the Mortgage Loan. As a material condition to Seller’s entering into this Agreement and Closing hereunder, Buyer shall seek to prospectively assume payment of principal and interest and all other obligations thereafter accruing under the Mortgage Loan, in which event Buyer shall comply with such terms and conditions, including, without limitation, paying the assumption fee, and any other fees and expenses of the Mortgage Loan assumption as may required by Lender and shall execute and deliver at or prior to Closing all documents reasonably required by Lender in connection with the assumption of the Mortgage Loan. Further, in the event that Lender requires or otherwise conditions the consent of the assumption of the Mortgage Loan upon increased reserves or additional deposits to the reserves, such deposits shall be the sole responsibility of Buyer. Seller shall cooperate with Buyer’s efforts to obtain an assumption of the Mortgage Loan, at no material cost or expense to Seller. Buyer acknowledges that it has received and reviewed the documents with respect to the Mortgage Loan, and understands and agrees that Lender may require as a condition precedent to the assumption of the Mortgage Loan, certain indemnitors and guarantors to guarantee the usual and customary CMBS non-recourse carve-outs under the Mortgage Loan, together with the usual and customary opinion letters of counsel. The assumption of such Mortgage Loan shall be a condition precedent to Closing. In the event that Buyer has diligently pursued the application for the Mortgage Loan as provided for in this Section 4.6 and Lender has not provided consent for such assumption of the Mortgage Loan on or before the date that is one-hundred and eighty (180) days after the Effective Date, either party may terminate this Agreement by providing written

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notice to the other and the Escrow Holder shall return the Escrow Deposit to Buyer and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination and Seller shall be responsible for any fees and expenses of Lender, if any.

4.7 Environmental and Property Condition Reports and Survey. As of the Effective Date, Buyer has initiated and shall diligently pursue any desired or required (i) environmental inspections and property condition inspections and reporting; and (ii) updated survey of the Property (collectively, the “Due Diligence Reports”). All such inspections in connection with the Due Diligence Reports shall be in accordance with the terms of Section 4.1.6 of this Agreement. On or before the earlier of (i) five (5) Business Days after the receipt of the applicable Due Diligence Report; or (ii) March 14, 2011, Buyer shall provide Seller written notice of any items disclosed with respect to the Due Diligence Reports (“Due Diligence Matters”) to which Buyer objects. Seller shall advise Buyer within five (5) days of receipt the notice in connection with the Due Diligence Matters as to those items which (i) Seller shall cure prior to and as a condition precedent to Closing (“Approved Due Diligence Matters”); or (ii) Seller shall not cure prior to Closing (“Seller Waived Matters”). Unless Buyer gives written notice (“Due Diligence Disapproval Notice”) that it disapproves any Seller Waived Matters within fifteen (15) days after receipt of written notice of Seller’s response to such Due Diligence Matters, Buyer shall be deemed to have approved such Seller Waived Matters and Seller’s response thereto. Seller shall have up to Closing to remove or otherwise remedy the Approved Due Diligence Matters set forth therein, and the Closing Date shall be extended, at Seller’s option, for up to thirty (30) days to allow Seller to cure the Approved Due Diligence Matters. Further, at Seller’s option, Seller may remedy such condition by the payment or credit of monies to Buyer at Closing in an amount provided for in a third-party contractor request for proposal to correct such Approved Due Diligence Matters which third-party contractor has been mutually approved by Buyer and Seller and such Approved Due Diligence Matter shall be deemed corrected for purposes of this Section 4.7. In the event that Buyer rejects Seller’s stated Seller Waived Matters within such fifteen (15) day period as provided for above, Buyer may, at its option, terminate this Agreement upon written notice to Seller, but only if (i) such Seller Waived Matters reasonably represent a Material Adverse Due Diligence Matter (as defined below); and (ii) such notice is given on or before the date which is fifteen (15) days after Buyer receives Seller’s notice of Seller Waived Items, in which case the Escrow Holder shall return the Escrow Deposit to Buyer and Seller and Buyer shall have no further rights or obligations under this Agreement, except those which expressly survive termination. If Buyer fails to give such termination notice by such date, Buyer shall be deemed to have waived its objection to, and approved the matters set forth in Seller’s notice. Notwithstanding anything to the contrary herein, in the event Buyer does not provide such written notice of Due Diligence Matters by said date as provided for above, Buyer shall have waived the right to terminate this Agreement pursuant to this Section 4.7. For the purposes of this Section 4.7, “Material Adverse Due Diligence Matter” shall mean those items or matters that appear within the Due Diligence Reports with respect to the Property that are reasonably likely to materially and adversely affect the (A) ownership and operation of the Property as a Hotel; or (B) ability to finance the Property.

4.8 Independent Audit. Buyer shall have been able to complete its independent audit as described in Section 7.11 of this Agreement. Buyer shall use commercially reasonable efforts to have the independent audit performed as soon as possible after the Effective Date.

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5. Closing Procedure. The closing (the “Closing”) of the sale and purchase herein provided shall occur on the Closing Date. As used herein, “Closing Date” means and refers to April 30, 2011 or such later date as the parties hereto shall mutually agree. Buyer shall deliver its funds to the Escrow Holder no later than 12 noon eastern time on the Closing Date. The Closing shall be accomplished pursuant to escrow instructions (the “Escrow Instructions”) among Buyer, Seller and the Escrow Holder in the form of Exhibit “D”, which Buyer and Seller shall execute concurrently herewith.

5.1 Closing Deliveries. On or before the Closing Date, the parties shall deliver to the Escrow Holder the following:

5.1.1 Seller Deliveries. Seller shall deliver to Escrow Holder the following:

(a) A duly executed and acknowledged original special warranty deed (the “Deed”) in the form of Exhibit “E”;

(b) A duly executed original bill of sale in the form of Exhibit “F”, duly executed original assignment and assumption agreements (collectively, “Assignment and Assumption Agreements”) in the form of Exhibits “G” and “G-1” and a duly executed assignment and assumption agreement of the Garage License Agreement (the “Garage License Assignment and Assumption”);

(c) A duly executed assumption of the Mortgage Loan in the form provided by the lender of the Mortgage loan (“Mortgage Loan Assumption Agreement”) together with any other documents reasonably required by the lender of the Mortgage Loan to be executed by Seller in connection with such assumption;

(d) A duly executed original certificate of Seller in the form of Exhibit “H” updating the representations and warranties contained in Section 7.1 to the Closing Date and noting any material changes thereto (the “Seller Closing Certificate”);

(e) A duly executed original certificate of “non-foreign” status in the form of Exhibit “I” and any required state certificate that is sufficient to exempt Seller from any state withholding requirement with respect to the sale contemplated by this Agreement;

(f) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

(g) To the extent they are then in Seller’s possession, and have not theretofore been delivered to Buyer: (i) any plans and specifications for the Improvements; (ii) all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements; (iii) all keys for the Improvements; (iv) originals of all Leases, all correspondence to or from any

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tenants, relating to the Leases; (v) originals of all Service Agreements that will remain in effect after the Closing; (vi) a set of guest registration cards; (vii) a list of advance room reservations and functions; (viii) a list of Seller’s outstanding accounts receivable as of midnight on the date prior to the Closing; (ix) all Licenses and Permits; (x) all books and records relating solely to the operation of the Property (which materials under this clause (g) may be either delivered at Closing or left at the management office at the Property); and (xi) guest lists, registries, mailing lists and other information, to the extent not the property of the Manager.

(h) A duly executed Seller’s title affidavit;

(i) A written agreement between Seller and Manager terminating the Management Agreement and all of Manager’s rights and obligations thereunder to manage or operate the Hotel; and

(j) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

5.1.2 Buyer Deliveries. Buyer shall deliver to the Escrow Holder the following:

(a) The Closing Payment in immediately available federal funds;

(b) Original Assignment and Assumption Agreements and an original Garage License Assignment and Assumption;

(c) An original Mortgage Loan Assumption Agreement;

(d) A duly executed original certificate of Buyer in the form of Exhibit “J” updating the representations and warranties contained in Section 7.2 to the Closing Date and noting any material changes thereto (“Buyer Closing Certificate”);

(e) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

(f) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

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5.1.3 Mutual Deliveries. Buyer and Seller shall mutually execute and deliver to the Escrow Holder, the following:

(a) A Closing Statement reflecting the Purchase Price, and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby; and

(b) Such recordation and transfer tax forms, including an FP-7C, as required by state and local authorities.

5.2 Closing Costs. Seller shall pay (A) one-half (1/2) of the District of Columbia Recordation Tax and the District of Columbia Transfer Tax, (B) 50% of all escrow charges, (C) all termination costs associated with the Management Agreement and (D) 50% of all applicable sales and use taxes, if any, on the transfer of the Tangible Personal Property pursuant to this Agreement. Buyer shall pay (A) one-half (1/2) of the District of Columbia Recordation Tax and the District of Columbia Transfer Tax, (B) 50% of all applicable sales and use taxes, if any, on the transfer of the Tangible Personal Property pursuant to this Agreement, (C) 50% of all escrow charges, (D) the basic title premium for the Owner’s Policy in accordance with this Agreement and the cost of any endorsements to the Owner’s Policy, (E) the cost to update the Survey, (F) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder, (G) all fees, costs or expenses in connection with the assumption of the Mortgage Loan or any other financing obtained by Buyer in connection with the transaction contemplated hereby (other than costs Seller incurs with respect to its legal fees and other costs and expenses it may incur with respect to any release of its guarantees or other obligations under the Mortgage Loan), (H) all costs associated with any modification of the PIP. Each of Seller and Buyer shall pay its own legal fees and expenses. Any other Closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.

5.3 Prorations.

5.3.1 Items to be Prorated. The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from the Property between Seller and Buyer. Except as expressly provided in this Section 5.3.1, all items of operating revenue and operating expense of the Property, with respect to the period prior to 12:00:01 a.m. (the “Cut-Off Time”) local time at the Hotel on the Closing Date, shall be for the account of Seller and all items of operating revenue and operating expense of the Property with respect to the period after the Cut-Off Time, shall be for the account of Buyer.

(a) Taxes. All real estate taxes, personal property taxes and other assessments on the Property for the current year shall be prorated at Closing for the tax year in which the Closing occurs as follows: Seller shall be responsible for all real property taxes and personal property taxes and other assessments for the period prior to the Closing Date, and Buyer shall be responsible for all real property taxes and personal property taxes and other assessments for the period from and after the Closing Date; however if any assessments on the Property are payable in installments, then the installments shall be prorated (with Buyer assuming the obligation to pay any installments payable after the Closing). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made on or after the Closing Date. If

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the real property tax rate, personal property tax rate or any assessment has not been set for the tax year in which the Closing occurs, then the proration of such real property tax, personal property tax or assessment shall be based on the rate, or the assessment, for the preceding tax year for such tax or assessment which has not been set for the tax year in which the Closing occurs, and such proration shall be adjusted between Seller and Buyer upon presentation of written evidence that the actual taxes or assessment paid (determined as of the date such taxes or assessment are actually paid) for the tax year in which the Closing occurs differ from the amounts used at Closing and in accordance with Section 5.3.2.

The parties acknowledge that certain taxes accrue and are payable to the various local governments by any business entity operating a hotel and its related facilities. Included in those taxes may be business and occupation taxes, retail sales and use taxes, gross receipts taxes, and other special lodging or hotel taxes. For purpose of this Agreement, all of such taxes (hereinafter referred to as “Operational Taxes”) shall be allocated between Seller and Buyer such that those attributable to the period prior to the Cut-Off Time shall be allocable to Seller and those attributable to the period from and after the Cut-Off Time shall be to Buyer (with the attribution of such taxes hereunder to be done in a manner consistent with the attribution under this Agreement of the applicable revenues on which such taxes may be based). Buyer shall receive a credit for any Operational Taxes attributable to the period prior to the Cut-Off Time which Seller has not paid. Except for the Operational Taxes for which Buyer has received a credit, Seller shall be solely responsible for payment of the Operational Taxes with respect to the period prior to the Cut-Off Time, and Buyer shall be solely responsible for payment of such Operational Taxes with respect to the period after the Cut-Off Time (and those for which it receives a credit).

(b) Hotel Reservations and Revenues. At least five (5) days before the Closing Date, Seller shall provide Buyer with its schedule of confirmed reservations for dates subsequent to the Closing Date, which schedule shall list the party for whose benefit the reservation was made, the amount of deposit thereunder, the amount of any room rental deposits, and the amount of any other deposits made for advance reservations, banquets or future services to be provided after the Closing Date. Buyer will honor (or cause its manager to honor), for its account, all pre-Closing Date reservations as so confirmed by Seller for dates subsequent to the Closing Date at the rate or price previously agreed to by Seller (so long as such rates conform to customary rates charged by Seller). Seller shall pay or credit to Buyer the amount of all prepayments or deposits disclosed in such schedule.

(c) Guest Revenues. Revenues from guest rooms in the Hotel occupied on the night containing the Cut-Off Time, including any sales taxes, room taxes and other taxes charged to guests in such rooms, all parking charges, sales from mini-bars, in-room food and beverage, telephone, facsimile and data communications, in-room movie, laundry, and other service charges allocated to such rooms with respect to the night containing the Cut-Off Time shall be divided equally between Seller and Buyer; provided, however, that to the extent the times at which food and beverage sales, telephone, facsimile or data communication, in-room movie, laundry, and other services are ordered by guests can be determined, the same shall be allocated between Seller and Buyer based on when orders for the same were received, with orders originating prior to Cut-Off Time being allocable to Seller, and orders originating from and after the Cut-Off Time being allocable to Buyer. All other revenues from restaurants, lounges, and other service operations conducted at the Property shall be allocated based on

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whether the same accrued before or from and after the Cut-Off Time as described in the preceding sentence, and Seller shall instruct or cause the Manager, and Buyer shall instruct its manager, to separately record sales occurring before and from and after the Cut-Off Time. The foregoing amounts are referred to collectively as “Guest Revenues”.

(d) Banquet and Meeting Room Revenues. Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotel, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Seller and Buyer, based on when the function therein commenced, with (i) one-day functions commencing prior to the Cut-Off Time being allocable to Seller; (ii) one-day functions commencing from and after the Cut-Off Time being allocable to Buyer; and (iii) multi-day functions that include periods both before and after the Cut-Off Time being prorated between Seller and Buyer according to the period of time before and from and after the Cut-Off Time. The foregoing amounts are referred to collectively as “Conference Revenues”.

(e) Unredeemed Gift Certificates and Vouchers. Buyer shall receive a credit against the Purchase Price at Closing for the face value of all paid for vouchers, gift certificates and other promotional materials (together, the “Vouchers”), provided that the face value of such Vouchers shall not exceed Five Thousand Dollars ($5,000) as of the Closing Date, which may be used as full or partial payment for any Hotel service including, room rentals, food and beverage service, or any other item either borne directly by the owner of the Hotel or which is reimbursable by the owner of the Hotel (e.g., if a gift certificate can be used to pay for items in the Hotel gift shop). The parties also agree that no credit shall be given for any complimentary Vouchers. Seller shall request that Manager deliver to Buyer at least one (1) Business Day prior to the Closing date a list of all such Vouchers. All Vouchers shall include a disclaimer providing that such Voucher is subject to availability at the Property.

(f) Utilities and Insurance. To the extent that utility and insurance accounts are not in the name of the Owner and addressed as a component of Hotel operations, Buyer shall be responsible for all dealings with utility service providers with respect to any actions to change over accounts to Buyer as of the Closing Date. All charges for utilities shall be prorated as of the Closing Date. In the event the actual amounts for such charges for utilities or telephone calls are not known as of the Closing Date or cannot be billed separately to the responsible party, such charges shall be prorated between the parties as of the Closing Date once the actual amounts thereof become known. If necessary, at the request of Buyer, Seller shall complete the customary forms required by any telephone company or telephone company service provider to assign the Property’s existing telephone numbers to Buyer.

(g) Licenses and Permits. Licenses and Permit fees of assignable permits and licenses, if any, shall be prorated as of the Closing Date.

(h) Service Agreements. Fees and other amounts and payments due under the other Service Agreements in the name of Seller shall be prorated as of the Closing Date.

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(i) Accrued and Earned Vacation. Buyer shall receive a credit in an amount equal to one hundred percent (100%) of the amount of salaries and wages which the Hotel employees hired by Buyer’s manager (the “Continuing Employees”) are entitled to receive (including all employment taxes with respect thereto) for any vacation days accrued by such Continuing Employees as of the time in question (computed at the rate of the salaries and wages earned by such Continuing Employees as of the time in question) (“Accrued and Earned Vacation Pay”) as of the Cut-Off Time. Buyer shall be responsible for the payment of such Accrued and Earned Vacation Pay to such Continuing Employees when payable in accordance with applicable laws. Seller shall be responsible for all severance costs with respect to the Hotel employees not hired by Buyer’s manager as of the Closing Date.

(j) Mortgage Loan and Mortgage Escrows. Accrued principal and interest on the Mortgage Loan. To the extent that there are any escrows held pursuant to the Mortgage Loan for which Buyer shall receive the benefit thereof on or after Closing, Seller shall receive a dollar-for-dollar credit at Closing representing the reimbursement for any such escrow amounts as verified by Lender. Any tax escrow shall be subject to proration pursuant to Section 5.3.1(a) above.

(k) Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 5.3, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services to the Hotel (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to Closing, (ii) Buyer shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and (iii) Buyer shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable up to the amount of such credit; provided, however, Seller and Buyer shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for such goods or services in accordance with the provisions of Section 5.3.2.

(l) Deposits for Bookings. Buyer shall receive a credit for all prepaid deposits for Bookings scheduled for accommodations or events on or after the Closing Date which Buyer is obligated to honor pursuant to this Agreement, except to the extent such deposits are transferred to Buyer.

5.3.2 Calculation. Based upon such examinations, audits and inventories, Seller and Buyer jointly shall prepare prior to Closing a settlement statement (the “Settlement Statement”), which shall set forth Seller’s and Buyer’s best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Settlement Statement shall be approved and executed by Seller and Buyer, and shall be binding and conclusive on Seller and Buyer with respect to the items set forth in the Settlement Statement, provided that, if, at any time within ninety (90) days after the Closing Date, either Seller or Buyer discovers any items which should have been included in the Settlement Statement but were omitted therefrom or items which were incorrectly adjusted or prorated therein, or has obtained accurate amounts for items that were prorated, allocated or adjusted based upon estimates, such items shall be adjusted and prorated in the same manner as if their existence or such error or accurate amount had been known at the time of the preparation of the Settlement

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Statement, and the party in whose favor such original error or omission was made shall refund such difference to the other party promptly after the original error or omission is discovered. Notwithstanding the foregoing, as soon as reasonably practicable after the end of the calendar year in which the Closing occurs, Buyer shall deliver an accounting and substantiation reasonably acceptable to Seller covering all prorations under this Section 5.3, including any year-end or similar reconciliations.

5.3.3 Accounts Receivable. Seller shall retain all accounts receivable and credit card claims outstanding and unpaid (i) for a period of one-hundred and twenty (120) days or less as of the Cut-Off Time (“Current Accounts Receivable”) and (ii) that are greater than one-hundred and twenty (120) days or more as of the Cut-Off Time (“Past Due Accounts Receivable”). To the extent Buyer receives any payments on account thereof after Closing, Buyer shall immediately remit such amount (net of travel agent commissions or credit card company charges for payment of such claims) to Seller. Buyer shall make commercially reasonable efforts to collect the current Accounts Receivable on behalf of Seller and remit such collections as provide for above. Seller may use all reasonable efforts to collect the Past Due Receivable Amounts and Seller has no obligations to pursue the same. The foregoing shall apply to past due or accruing room rents and other customary Hotel charges including the guest and city ledgers.

5.3.4 Bank Accounts, Inventory and Seller’s Deposits. Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotel which cash shall be transferred to Buyer at Closing. At the Closing, Seller shall be credited with an amount equal to the value (at Seller’s cost) of all unopened inventory and unopened operating supplies at the Hotel as of the Cut-Off Time (as determined pursuant to the inventory to be conducted by representatives of Seller and Buyer as of the Cut-Off Time). All transferable deposits of Seller made for utilities, maintenance or service contracts, licenses, or otherwise, shall be credited to Seller at Closing. In this regard, the parties shall arrange to have all such accounts and deposits transferred to Buyer at Closing.

5.3.5 Surviving Obligations. The provisions of this Section 5.3 shall survive the Closing.

6. Condemnation or Destruction of Property. If the Property or any portion thereof is damaged or destroyed by fire or any other casualty prior to Closing (a “Casualty”) or in the event of any actual or threatened condemnation or taking pursuant to the power of eminent domain of all or any portion of the Land or Improvements, or any proposed sale in lieu thereof (a “Condemnation”), Seller shall give written notice of such Casualty or Condemnation to Buyer promptly after the occurrence of such Casualty or as soon as possible after Seller’s receipt of notice of such Condemnation. If the amount of the repair, restoration or replacement required by a Casualty equals $2,500,000 (a “Material Casualty”) and the Casualty was not caused by Buyer then Buyer shall have the right, in its sole discretion, to (i) terminate this Agreement, in which case Escrow Holder shall refund the Escrow Deposit to Buyer and Seller and Buyer shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) proceed to Closing, without terminating this Agreement, in which case Seller shall (A) credit the amount of the applicable insurance deductible against the Purchase Price (but not more than the amount by which (x) the cost as of the Closing Date to repair the

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damage is greater than (y) the insurance proceeds and coverage to be assigned to Buyer), and (B) transfer and assign to Buyer all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to costs incurred by, and lost profits of, Seller for the period prior to the Closing. If the Condemnation (i) would result in the loss of $2,500,000 or more of the Land or Improvements (computed on a square foot basis) or (ii) would result in any material reduction or restriction in access to the Land or Improvements (a “Material Condemnation”), then Buyer shall have the right, in its sole discretion, to (A) terminate this Agreement, in which case Escrow Holder shall refund the Escrow Deposit to Buyer and Seller and Buyer shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Buyer all of Seller’s right, title and interest in all proceeds and awards from such Condemnation. Buyer shall make an election under this Section 6 by giving written notice to Seller on or before ten (10) Business Days after Seller’s delivery to Buyer of written notice of such Casualty or Condemnation. If Buyer fails to make an election within such time period, Buyer shall be conclusively deemed to have elected to proceed to Closing pursuant to clause (ii) of this Section 6. If the Closing is scheduled to occur within Buyer’s ten (10) Business Day election period, the Closing Date shall be extended until the date which is five (5) Business Days after the expiration of such ten (10) Business Day election period.

In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Buyer, then Buyer shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) credit the amount of the applicable insurance deductible against the Purchase Price (except if such Casualty is caused by Buyer) (but not more than the amount by which (x) the cost as of the Closing Date to repair the damage is greater than (y) the insurance proceeds and coverage to be assigned to Buyer), and (B) transfer and assign to Buyer all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to costs incurred by, and lost profits of, Seller for the period prior to the Closing. Except if such Casualty is caused by Buyer, if Seller does not maintain insurance covering such Casualty, Buyer shall receive a credit against the Purchase Price in the amount of the repair, restoration or replacement required by such Casualty as reasonably determined by Seller. In the event of any Condemnation of any Land or Improvements other than a Material Condemnation, Buyer shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Buyer all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.

7. Representations, Warranties and Covenants.

7.1 Representations, Warranties and Covenants of Seller.

7.1.1 General Disclaimer. Except as specifically set forth in Section 7.1.2 below or in the Deed, the sale of the Property hereunder is and will be made on an “as is”, “where is” and “with all faults” basis, without representations and warranties of any kind or nature, express, implied or otherwise, including any representation or warranty concerning title to the Property, the physical condition of the Property (including the condition of the soil or the Improvements), the environmental condition of the Property (including the presence or

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absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, Buyer has examined, reviewed and inspected all matters which in Buyer’s judgment bear upon the Property and its value and suitability for Buyer’s purposes. Except as to matters specifically set forth in Section 7.1.2 below or in the Deed, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner’s Policy.

7.1.2 Limited Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that Seller has no knowledge as of the date hereof, that any of the following statements is untrue (and, for this purpose, “Seller’s knowledge” (or any similar phrase) shall mean the present actual knowledge, without taking into account any constructive or imputed knowledge, of Charles Dubroff, but such individual shall not have any liability in connection herewith):

(a) Leases. There are no leases of space in the Property which will be in force after the Closing and under which Seller is the landlord (whether by entering into the leases or acquiring the Property subject to the leases) other than the Leases, true and correct copies of which have been provided by Seller to Buyer. As used herein, “Leases” means, collectively, (a) the leases listed on Exhibit “K” (the “Lease Exhibit”) and (b) the leases entered into in accordance with this Agreement. All of the Leases are in full force and effect and none of them has been amended except as set forth in the Lease Exhibit.

(b) Litigation. Except as set forth in Exhibit “L”, there is no pending (nor has Seller received any written notice of any threatened) action, litigation, condemnation or other proceeding against the Property or against Seller and with respect to the Property, other than personal injury matters covered by Seller’s insurance and routine workers compensation claims.

(c) Service Agreements. Seller has not entered into any service or equipment leasing contracts relating to the Property which will be in force after the Closing, except for the Service Agreements and “Excluded Contracts” (as hereinafter defined), true and correct copies of which have been provided by Seller to Buyer. As used herein, the “Service Agreements” means, collectively, (a) the contracts described in Exhibit “M”, (b) contracts (other than Excluded Contracts) which are entered into (i) in the normal and ordinary course of business; (ii) are for a term of one (1) year or less; and (iii) may be cancelable on thirty 30 days’ or less notice, without penalty, and (c) contracts otherwise entered into in accordance with this Agreement. Seller has neither given nor received any written notice of any material breach or default under any such Service Agreements which has not been cured. As used herein, “Excluded Contracts” means Seller’s contracts for (i) insurance and (ii) the engagement of attorneys, accountants and consultants. The Excluded Contracts are not being assigned to or assumed by Buyer hereunder.

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(d) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement). The foregoing statement shall not be subject to the “knowledge qualification” set forth above. The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (a) violate any law or any order of any court or governmental authority with proper jurisdiction binding against Seller or its assets; (b) result in a breach or default under any contract or other binding commitment of Seller or any provisions of any organizational documents of Seller; or (c) require any consent or approval or vote that has not been taken or given, or as of the Closing Date shall not have been taken or given.

(e) Environmental Matters. The reports described in Exhibit “N” (the “Environmental Reports”) represent all of the environmental reports with respect to the Property in the possession of Seller.

(f) Compliance with Existing Laws. Seller has received no written notice of any material existing or threatened violation of any provision of any applicable laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any material repairs or alterations to the Property other than those that have been made prior to the date hereof.

(g) Tangible Personal Property. All of the Tangible Personal Property being conveyed by Seller hereunder are free and clear of all liens and encumbrances except for those which will be discharged by Seller at Closing, and Seller has good and merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

(h) Insurance. All of Seller’s insurance policies applicable to the Hotel are valid and in full force and effect.

(i) Condemnation Proceedings; Roadways. Seller has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof.

(j) Financial Information. Seller has delivered true and complete copies of the Property’s financial information, including, income, expense and financial statements (“Financial Information”) as generated by the Manager and, to the best of Seller’s knowledge, such Financial Information presents accurately the results of the operations of the Property for the periods indicated.

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(k) Taxes. All Operational Taxes due and owing with respect to the Property have been paid, and all ad valorem personal property taxes due and owing with respect to the Property have been paid.

(l) Leases. No party is in default under any of the Leases. Seller has performed all obligations required of it under all of the Leases and there remain no unfulfilled obligations of Seller under the Leases. No tenant has given notice to Seller of its intention to terminate or institute litigation with respect to any Leases.

(m) Arrearages and Deposits. Any amounts deposited with the Hotel shall be subject to proration under Section 5.3 of this Agreement.

(n) Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement. The Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement dated as of June 29, 2004 among NJA Development Partners Limited Partnership, NJA Housing Development LLC and NJA Hotel LLC recorded as Instrument No. 2004090787 (the “Declaration”) is in full force and effect and has not been amended and all payments due pursuant to the Declaration have been made and no other amounts are due by Seller thereunder. There are no violations, defaults or events that with notice or the passage of time or both, would constitute a violation or default by Seller of the Declaration and no notice of default has been received by Seller. Additionally, Seller covenants that within five (5) Business Days after the Effective Date it shall prepare and request an estoppel from the Capital Hill Tower Housing Cooperative for the benefit of Buyer containing the items set forth in Section 10.1 of the Declaration. In the event such estoppel certificate from the Capital Hill Tower Housing Cooperative has not been received by Seller prior to Closing, Seller shall indemnify, defend and hold harmless Buyer and its affiliates from and against any claim by the Capital Hill Tower Housing Cooperative (and all obligations, claims, liabilities, damages, losses, cost or expenses, including reasonable attorneys’ fees and court costs, resulting therefrom) by reason of a default or in connection with a breach or violation of the Declaration by the Seller. The indemnity obligations set forth in this Section 7.1.2(n) shall survive the Closing and shall not be subject to the Survival Period limitation set forth in Section 7.3 hereof

(o) Development Agreement. The Development Agreement dated January 1, 2004 between the District of Columbia and NJA Development Partners, LP (the “Development Agreement”) is in full force and effect and has not been amended. There are no defaults or events that with notice or the passage of time or both, would constitute a default by Seller as the owner of the Hotel under the Development Agreement. Within ten (10) Business days after the Effective Date, Seller shall comply with the applicable provisions of Section 12.1 of the Development Agreement in connection with the sale of the Property and shall provide Buyer with proof of compliance with the delivery requirements of Section 12.1 of the Development Agreement. Seller shall provide notice to Buyer upon receiving notice that the Note Payment Date (as defined in the Development Agreement) has occurred and evidence of the termination of the Development Agreement as may be reasonably requested by Buyer. Seller further covenants that it the Loan (as such term is defined in the Development Agreement) has been paid or discharged in full.

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(p) Garage License Agreement. The Garage License Agreement dated January 1, 2011 between NJA Garage LLC and NJA Hotel LLC (the “Garage License Agreement”) a true and correct copy of which have been provided by Seller to Buyer is in full force and effect and has not been amended. There are no defaults or events that with notice or the passage of time or both, would constitute a default by Seller under the Garage License Agreement and no notice of default has been received by Seller.

(q) Labor and Employment Matters. Seller is not a party to any oral or written employment contracts or agreements with respect to the Property and there are no labor disputes or organizing activities pending or threatened as to the operation or maintenance of the Property or any part thereof. Seller is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property.

7.1.3 OFAC. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto.

7.1.4 Neither Seller nor any controlling beneficial owner of Seller:

(a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(b) has been arrested for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(c) has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(d) is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(e) shall transfer or permit the transfer of any interest in Seller or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or

(f) shall assign this Agreement or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities.

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If Seller become listed on the Lists or are indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Buyer. Seller shall have ten (10) Business Days to remove such party from any interest in Seller or Buyer may terminate this Agreement upon written notice to Seller, whereupon the Escrow Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder except for those obligations which expressly survive a termination of this Agreement.

7.1.5 Mortgage Loan Documents. Exhibit “O” contains a complete list of the Mortgage Loan documents (the “Mortgage Loan Documents”). Seller has made available to Buyer a true and complete copy of the Mortgage Loan Documents (including all amendments, modifications and other agreements with respect thereto). The Mortgage Loan Documents are in full force and effect, and Seller has neither given nor received any notice of any breach or default under the Mortgage Loan Documents which has not been cured.

7.1.6 Foreign Person. Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service (the “Code”) for the purposes of the provisions of Section 1445(a) of the Code.

7.1.7 Bankruptcy. Seller has not filed any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Seller or for the appointment of a receiver or trustee for all or any substantial part of Seller’s property, nor has Seller made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debts as they become due.

7.2 Representations, Warranties and Covenants of Buyer. Buyer hereby represents and warrants to Seller that:

7.2.1 This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).

7.2.2 Buyer and Buyer’s managing member, are in compliance with the Order and other similar requirements contained OFAC and in any enabling legislation or other Orders.

7.2.3 Buyer has sufficient capital and financial resources to close the transactions contemplated hereunder and pursuant to this Agreement, including sufficient available cash for Closing.

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7.2.4 Buyer shall hire or otherwise cause the hiring of a sufficient number of employees of the Hotel at or immediately prior to Closing to prevent Seller from incurring any loss or liability under the Worker Adjustment and restraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., and any similar state and local applicable law, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto (“WARN Act”) for failure to provide sufficient notice to such employees prior to the termination of such employees by Seller.

7.2.5 Neither Buyer nor any controlling beneficial owner of Buyer:

(a) is listed on the Lists;

(b) has been arrested for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(c) has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(d) is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(e) shall transfer or permit the transfer of any interest in Buyer or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or

(f) shall assign this Agreement or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities.

If Buyer or Buyer’s managing member become listed on the Lists or are indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall immediately notify Seller. Buyer shall have ten (10) Business Days to remove such party from any interest in Buyer or Seller may terminate this Agreement upon written notice to Buyer, whereupon the Escrow Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder except for those obligations which expressly survive a termination of this Agreement.

7.2.6 Buyer will familiarize itself with the requirements of the laws of the District of Columbia that govern the issuance of the liquor licenses necessary and appropriate for its intended use and operations of the Hotel. Buyer will obtain the advice of liquor law counsel and Buyer understands that, among the requirements with which it will be required to comply, are the following: Buyer will be required to submit personal background information, including social security numbers and driving records, on Buyer’s owners and managers and Buyer will further be required to submit such information on the owners and managers of any company which directly or indirectly controls Buyer. Buyer shall comply with these requirements. Buyer has no reason to believe that it will not be able to obtain the issuance of the Required Liquor Licenses in accordance with the timing contemplated by this Agreement

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7.3 Survival. The foregoing representations and warranties and all other obligations, provisions and liabilities under this Agreement or any certificate delivered in connection herewith that survive Closing, shall survive until the date that is six (6) months after the Closing Date (the period beginning on the date hereof and ending on such date being herein called the “Survival Period”), at which time such representations and warranties, covenants, obligations, provisions and liabilities shall terminate, except to the extent that (i) such representations and warranties, covenants, obligations, provisions and liabilities otherwise survive as expressly provided herein or (ii) a notice of a claim of a breach of such representation, warranty, covenant, obligation, provision or liability is delivered within the Survival Period and the party asserting such claim commences legal proceedings within ninety (90) days following the delivery of such a notice, in which event the Survival Period shall be extended pending the resolution of such legal proceeding. Notwithstanding the foregoing, Seller shall have no liability and Buyer shall make no claim against Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any document executed by Seller in connection with this Agreement (including for this purpose any matter that would have constituted a breach of Seller’s representations and warranties had they been made on the Closing Date) (a) if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Buyer prior to the date of this Agreement, but with no obligation on Buyer to conduct any independent investigation, or (b) if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was known to Buyer prior to Closing and Buyer proceeds with the Closing.

7.4 Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

7.4.1 Maintenance/Operation. Seller shall not take any action to prevent or interfere with the maintenance and operation of the Property by Manager in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

7.4.2 Service Contracts. Except to the extent required under the Management Agreement, Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, which consent shall not be unreasonably withheld, except for (1) those deemed reasonably necessary in the ordinary course of business by Seller which are for a term of one (1) year or less and/or cancelable on thirty (30) days’ notice without penalty or premium; and (2) those entered into by Manager in accordance with the Management Agreement which do not require Seller’s consent.

7.4.3 Leases. Except to the extent required under the Management Agreement, Seller shall not enter into any new leases or material modifications of existing leases without Buyer’s express written consent which shall not be unreasonably withheld or delayed and shall be deemed given if Buyer, within five (5) Business Days after Seller requests Buyer’s approval to a proposed new lease or material modification of an existing lease, fails to give Seller written notice of its disapproval thereof and the reasons therefor. Notwithstanding

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anything herein to the contrary, if the Closing occurs, Buyer shall bear all costs and expenses related to any new leases or modifications, extensions, expansions, options or renewals of existing Leases entered into after the date hereof pursuant to this subsection (including tenant improvement costs and leasing commissions, but excluding free rent allocable to any period prior to the Closing Date) and, without limitation on the foregoing, the prorations at Closing shall include an appropriate credit to Seller consistent with the foregoing.

7.5 Intentionally Deleted.

7.6 Franchise Agreement and Hotel Management Agreement Indemnity. Seller shall indemnify, defend and hold harmless Buyer from and against any claim by Franchisor and/or Manager (and all obligations, claims, liabilities, damages, losses, cost or expenses, including reasonable attorneys’ fees and court costs, resulting therefrom) by reason of a default or in connection with the termination of the Franchise Agreement and the Management Agreement by the Seller. The indemnity obligations set forth in this Section 7.6 shall survive the Closing and shall not be subject to the Survival Period limitation set forth in Section 7.3 hereof.

7.7 Warranties and Guaranties. Except in the ordinary course of business, Seller shall not before or after Closing release or modify any warranties and guaranties, if any, except with the prior written consent of Buyer.

7.8 Insurance. Seller shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Seller’s insurance policies applicable to the Hotel unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

7.9 Maintenance. Seller shall maintain the Improvements and the Tangible Personal Property (including, but not limited to, the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) in accordance with Seller’s past practices, and in the same condition as they are as of the date hereof, reasonable wear and tear and casualty excepted.

7.10 Removal of Personal Property. Seller shall not remove or cause or permit to be removed any part or portion of the Improvements or the Tangible Personal Property without the express written consent of Buyer unless the same is replaced, prior to Closing, with similar items of at least equal suitability, quality and value, free and clear of any liens or security interests.

7.11 Independent Audit. Immediately following the execution of this Agreement, Seller shall provide and shall cause its Manager to provide to Buyer’s representatives and independent accounting firm access to financial and other information relating to the Property in the possession of or otherwise available to Seller, its affiliates or Manager. Seller shall also provide and/or shall cause Manager to provide to Buyer’s independent accounting firm a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. The financial statements of the Property shall include all disclosures required by

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generally accepted accounting principles and the Securities and Exchange Commission regulations, specifically in accordance with Rule 3-05 of Regulation S-X and all related rules and regulations thereof. Seller shall authorize and shall cause Manager to authorize any attorneys who have represented Seller or Manager in material litigation pertaining to or affecting the Property to respond, at Buyer’s expense, to inquiries from Buyer’s representatives and independent accounting firm. Seller shall cooperate with Buyer’s representatives and independent public accountants to enable them to undertake their audit, recognizing the short duration of Seller’s ownership of the Hotel. In the event that Seller fails or is unable to provide Buyer’s independent accounting firm with financial information which is necessary to complete the audit as reasonably determined by Buyer’s independent accounting firm which results in the Buyer’s independent accounting firm being unable to complete its audit herein, then Buyer shall provide written notice to Seller incorporating a description of the required information or any defect in the exiting financial information which has been provided to Buyer’s independent accounting firm, and Seller shall have ten (10) days to provide such information to reasonably satisfy the requirements of such audit process. If Seller fails to respond or to otherwise provide the requested information within such ten (10) day period, then Buyer may elect to terminate this Agreement and if Buyer so elects the Escrow Holder shall return the Escrow Deposit to Buyer and Seller and Buyer shall have no further rights or obligations under this Agreement, except those which expressly survive termination. The costs of such audit and any required restatements of the financial statements, including the restatement from a fiscal year basis to a calendar year basis, shall be that of the Buyer. In the event the Seller or Manager, as the case may be, has provided to Buyer or its independent accounting firm all of the necessary financial information to complete the audit and such audit is not completed by the Closing Date, Buyer shall not have the right to terminate this Agreement because such audit has not been completed, but shall diligently pursue completion of the audit, and Seller shall extend Closing for fifteen (15) days. At the end of such fifteen (15) day period, Seller may continue to extend Closing to permit Buyer to complete the audit and proceed to Closing. Buyer shall have the right to terminate this Agreement due to the inability to complete the audit upon the earlier to occur of (i) Seller declining to further extend the date for Closing, or (ii) that date which is sixty (60) days after the original Closing Date under this Agreement and Escrow Holder shall return the Escrow Deposit to Buyer and Seller and Buyer shall have no further rights or obligations under this Agreement, except those which expressly survive termination.

7.12 Assumed Liabilities. Except as otherwise provided herein, at Closing, Buyer shall assume all liabilities, obligations, costs and expenses (collectively, “Liabilities”) arising from, relating to, or in connection with the Property or the Hotel to the extent and only to the extent arising or accruing for the period from and after the Closing Date (collectively, the “Assumed Obligations”) (but subject to Seller’s express representations and warranties contained in this Agreement). Seller and Buyer agree that Buyer is not assuming and Seller shall remain responsible for all Liabilities other than the Assumed Obligations. The provisions of this Section 7.12 shall survive the Closing and shall not be subject to the Survival Period set forth in Section 7.3 hereof.

8. Labor and Employment Matters.

(a) Continuing Employees. Subject to Section 7.2.4, Buyer shall cause its Hotel manager to offer employment at the Property to Hotel employees at no less than the same

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wage rate or salary as such Hotel employee held and enjoyed immediately prior to Closing, and with reasonably equivalent benefits to all Hotel employees; provided, however, that all such employees shall be subject to the Buyer’s or Buyer’s designee’s normal hiring and screening processes, which may include, but not limited to, drug tests, immigration and naturalization documentation verification or any other requirements in accordance with applicable laws. Buyer shall assume (i) all employee liabilities with respect to the Continuing Employees accruing or first arising on and after the Closing Date, or triggered by a termination of employment after Closing (except to the extent that such employee liabilities arise under or relate to any employee plan sponsored or maintained by Seller or Manager and those which are directly related to a termination of employment before Closing or which otherwise first arise before Closing), and (ii) all employee liabilities accrued as of Closing for which Buyer has received a proration credit under Section 5.3.

(b) Employment Indemnification. Seller shall terminate the employment of all Property employees effective as of Closing. Seller shall indemnify Buyer from and against any and all claims arising out of any and all (i) employee liabilities with respect to the Continuing Employees accruing prior to Closing (except those which are triggered by a termination of employment after Closing or for which Buyer has received a credit under Section 5.3), (ii) claims made or suits brought with respect to employee liabilities prior to Closing, and (iii) employee liabilities with respect to Hotel employees who are not Continuing Employees. Buyer shall indemnify Seller from and against any and all claims arising out of any and all (i) employee liabilities with respect to the Continuing Employees accruing on and after Closing, (ii) claims made or suits brought with respect to employee liabilities for Continuing Employees on and after Closing, and (iii) employee liabilities with respect to Hotel employees who are Continuing Employees first accruing on and after Closing.

(c) Warn Act. Buyer acknowledges that, in light of Buyer’s intention to continue operation of the Property with substantially the same staff after Closing and the parties’ desire for a prompt Closing, it is Buyer’s interest that Seller not take the precautionary step of giving Property employees notice of possible termination of employment at the Property under WARN Act. Accordingly, Seller shall not give such notice with respect to the sale of the Property to Buyer, and Buyer shall indemnify Seller from and against any and all claims arising out of real or alleged violation of the WARN Act for failure to give such notice to the extent based on Buyer’s failure, on and after the Closing Date, to offer employment at the Property to the Hotel employees in accordance with Section 7.2.4.

9. DISCLAIMER, RELEASE AND ASSUMPTION. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

9.1 DISCLAIMER.

9.1.1 AS-IS, WHERE-IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 7.1, THIS AGREEMENT OR IN THE DEED OR ANY OF THE OTHER TRANSFER DOCUMENTS, THE SALE OF THE PROPERTY HEREUNDER IS

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AND WILL BE MADE ON AN “AS IS, WHERE IS”, AND “WITH ALL FAULTS” BASIS AND SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER.

9.1.2 SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT BUYER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN SECTION 7.1 OR IN THE DEED).

9.1.3 PASSIVE OWNER. SELLER HAS DELEGATED THE DAY-TO-DAY MANAGEMENT OF THE PROPERTY TO A THIRD PARTY MANAGER.

9.1.4 DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT TO THE EXTENT PROVIDED IN SECTION 7.1, EXPRESSLY IN THIS AGREEMENT AND IN THE DEED). EXCEPT FOR A CLAIM UNDER SECTION 7.1 OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, ITS MANAGER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF (COLLECTIVELY, “SELLER RELATED PARTIES”).

9.2 RELEASE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AND AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR

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RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION; PROVIDED HOWEVER THAT THIS RELEASE SHALL EXCLUDE ANY LIABILITY ARISING FROM SELLER’S GROSS NEGLIGENCE, FRAUD OR INTENTIONAL MISCONDUCT. THE FOREGOING PROVISIONS OF THIS SECTION 8.2 SHALL NOT LIMIT, HOWEVER, SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

9.3 SURVIVAL. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE CLOSING.

10. Disposition Of Escrow Deposit.

10.1 Default by Seller. If the transaction herein provided shall not be closed by (a) reason of Seller’s default under this Agreement, or (b) the failure of satisfaction of the conditions benefiting Buyer under Section 4 (each a “Seller Default”), then Buyer, as its sole and exclusive remedies for such Seller Default may elect to (i) terminate this Agreement and the Escrow Deposit shall be returned to Buyer, and neither party shall have any further obligation or liability to the other (other than those obligations that expressly survive a termination of this Agreement) and, in the case of a Seller Default under Section 9.1(a) Seller shall pay Buyer its Termination Costs (as hereinafter defined), or (ii) bring an action to specifically enforce this Agreement provided (A) Buyer shall have fully performed its obligations hereunder and shall be ready, willing and able to close and (B) Buyer has filed an action for specific performance within sixty (60) days after the Closing Date. “Termination Costs” shall mean those reasonable costs actually incurred by Buyer in connection with its investigation and efforts to purchase the Property, including, without limitation, actual reasonable fees and costs of counsel and consultants, all of which Termination Costs shall be evidenced by written documentation reasonably acceptable to Seller, but in no event shall the Termination Costs payable by Seller to Buyer in connection with clause (i) of this Section exceed One Hundred Fifty Thousand Dollars ($150,000).

10.2 Default By Buyer. In the event the transaction herein provided shall not close by reason of Buyer’s default under this Agreement, then the Escrow Deposit shall be delivered to Seller as full compensation and liquidated damages under this Agreement for such failure to close. In connection with the foregoing, the parties recognize that Seller will incur expense in connection with the transaction contemplated by this Agreement and that the Property will be removed from the market; further, that it is extremely difficult and impracticable to ascertain the extent of detriment to Seller caused by the breach by Buyer under this Agreement and the failure of the consummation of the transaction contemplated by this Agreement or the amount of compensation Seller should receive as a result of Buyer’s breach or default. In the

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event the sale of the Property shall not be consummated on account of Buyer’s default, then the retention of the Escrow Deposit shall be Seller’s sole and exclusive remedy under this Agreement by reason of such default, subject to the provisions of this Agreement that expressly survive a termination of this Agreement.

10.3 Closing. In the event the transaction herein provided shall close, the Escrow Deposit shall be applied as a partial payment of the Purchase Price.

11. Miscellaneous.

11.1 Brokers.

11.1.1 Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated by this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnities set forth in this Section 10.1.1 shall not be limited by the Survival Period set forth in Section 7.3 hereof.

11.2 Limitation of Liability.

11.2.1 Except for the obligations contained in Section 5.3.2, Section 7.1.2(n), Section 7.6, Section 7.12, Section 8, and Section 11.1 if the Closing of the transactions hereunder shall have occurred: (1) Seller shall have no liability (and Buyer shall make no claim against Seller) for a breach of any representation or warranty or any other obligation of Seller or for indemnification under this Agreement or any document executed by Seller in connection with this Agreement, unless (a) the valid claims for all such breaches and indemnifications collectively aggregate to more than $100,000, and (b) the liability of Seller under this Agreement and such documents does not exceed, in the aggregate, an amount (the “Maximum Liability Amount”) equal to two and one-half percent (2.50%) of the Purchase Price (it being understood that, except for the obligations contained in Section 5.3.2, Section 7.1.2(n), Section 7.6, Section 7.12, Section 8 and Section 11.1, Seller’s liability under this Agreement and the documents executed by Seller in connection herewith shall in no event exceed, in the aggregate, the Maximum Liability Amount; and (2) in no event shall Seller be liable for any consequential or punitive damages, except as otherwise provided in Section 11.2.4.

11.2.2 No constituent member or partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and

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entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent member or partner in Seller (or in any other constituent member or partner of Seller), nor any obligation of any constituent member or partner in Seller (or in any other constituent member or partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent member or partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent member or partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a member’s or partner’s obligation to restore or contribute).

11.2.3 The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply (whether by reason of Buyer’s waiver, relinquishment or release of any applicable rights or otherwise).

11.2.4 Notwithstanding anything herein to the contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages, except to the extent that such liability is the result of fraud or intentional misconduct.

11.2.5 The provisions of this Section 10.2 shall survive the Closing.

11.3 Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

11.4 Time of the Essence. Time is of the essence of this Agreement. However, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “Business Day” means any day other than a Saturday, Sunday or federal or District of Columbia holiday.

11.5 Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. The words “herein”, “hereof”, “hereunder”, “hereby”, “this Agreement” and other similar references shall be construed to mean and include this Agreement and all amendments and supplements hereto

EXECUTION VERSION

unless the context shall clearly indicate or require otherwise. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

11.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the District of Columbia, without giving effect to any principles regarding conflict of laws.

11.7 Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller either directly or indirectly (whether by outright transfer, transfer of ownership interests or otherwise); provided, however, Buyer may assign its interest in this Agreement at least thirty (30) days prior to Closing to a special purpose entity (i) which is formed specifically and only for the purpose of purchasing and holding the Property; and (ii) in which Buyer has voting and operational control so long as Buyer gives Seller at least three (3) business days advance written notice thereof and Buyer and the assignee executes and delivers an assignment and assumption agreement in form reasonably satisfactory to Seller. In the event of a transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder. Notwithstanding the above, such assignment shall only be permitted and considered effective in circumstances and upon receipt of express written approval by the Lender in connection with the assumption with the Mortgage Loan and the Franchisor in connection with the Franchise Agreement. No consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

11.8 Notice. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery, by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery or by telecopy (with a copy by mail), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Seller:

c/o Sagamore Capital, LLC

9616 East A.W. Tillinghast Road

Scottsdale, AZ 85262

Attention: Mr. Charles Dubroff

Facsimile: (480) 595-9319

With a copy to:

Greenberg Traurig LLP

EXECUTION VERSION

2101 L Street, N.W.

Suite 1000

Washington, D.C. 20006

Attention: Nelson F. Migdal, Esq.

Facsimile: (202) 261-4757

To Buyer:

c/o Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

Attention: D. Rick Adams

Facsimile: (410) 261-4757

With a copy to:

c/o Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

Attention: Graham J. Wootten

Facsimile: (410) 261-4757

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

11.9 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

11.10 Intentionally Deleted.

11.11 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the Closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding, including an arbitration proceeding, with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs

EXECUTION VERSION

incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section 10.11 shall survive any termination of this Agreement.

11.12 No Recordation. In no event shall this Agreement or any document or other memorandum related to the subject matter of this Agreement be recorded without the consent of Seller.

11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

11.14 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

11.15 Soils Disclosure. Buyer confirms that Seller has advised it, pursuant to §42-608 (formerly cited as § 45-508) of the District of Columbia Code, that the soil on the subject lands is noted in the Soil Survey of the District of Columbia (issued July, 1976), as Urban Land. Buyer has been advised that it may obtain further information concerning the characteristics of the soil on the Land from a soil testing laboratory, the D.C. Department of Environmental Services, or the Soil Conservation Service of the U.S. Department of Agriculture. Nothing herein shall constitute a representation or warranty by Seller as to the Soil Characteristics of the Property.

11.16 Underground Storage Tank. Buyer hereby acknowledges receipt, prior to entering into this Agreement, of a disclosure by the Seller as to any underground storage tanks located on the Property of which Seller has knowledge and Buyer acknowledges that Seller has disclosed to Buyer that there has been no removal any underground storage tanks during the time Seller has owned the Property pursuant to that certain Phase II Environmental Site assessment dated September 11, 2003 performed by Engineering Consulting Services, Ltd. Buyer acknowledges that such disclosure has been provided in compliance with the D.C. Underground Storage Tank Management Act of 1990, as amended. The form of disclosure is set forth in Exhibit “P” attached hereto.

11.17 PIP. Buyer acknowledges that Buyer has received, reviewed and approved the PIP as of the Effective Date. Buyer may, at Buyer’s sole cost, negotiate or otherwise seek to negotiate or modify the PIP with the Franchisor. Any such modifications or changes to the PIP shall be at Buyer’s sole cost and shall not delay Closing in any manner and shall not bind the Seller unless Seller expressly agrees to the same.

11.18 Publicity. All press releases and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller. Neither party shall act unilaterally in this regard without the prior written approval of the other; provided, however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Buyer determines, after consultation with

EXECUTION VERSION

counsel, that it is required by federal or state securities laws or regulations to publicly disclose the existence or terms of this Agreement, before or after Closing occurs, Buyer shall allow Seller a reasonable period of time, not to exceed two (2) Business Days, to review Buyer’s proposed disclosure in advance of Buyer making such disclosure but, for the avoidance of doubt, Buyer shall be permitted to make such disclosure and shall not be required to obtain the consent of Seller prior to making such disclosure.

[Signatures on the following page]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

NJA HOTEL LLC

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc.,
general partner

	By:	/s/ Charles Dubroff

BUYER:

CHSP NAVY YARD LLC, a Delaware limited liability company

By:	/s/ D. Rick Adams

Name:	D, Rick Adams

Title:	Vice President

Exhibit P-1

EXHIBIT “A”

PIP

ExhibitA-1

EXHIBIT “B”

LEGAL DESCRIPTION OF LAND

Exhibit B-1

EXHIBIT “C”

EXCEPTIONS

Those Special Exceptions listed on Schedule B - Section II as Numbers 1 through 7 of the Commitment for Title Insurance issued by Chicago Title Insurance Company dated December 29, 2010.

Exhibit C-1

EXHIBIT “D”

FORM OF ESCROW INSTRUCTIONS

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of February [    ], 2011 (the “Effective Date”), by and among (i) NJA HOTEL LLC, a Delaware limited liability company (hereinafter referred to as the “Owner” or “Seller”), and CHSP NAVY YARD, LLC, a Delaware limited liability Company (“Buyer”), and (iii) FIDELITY NATIONAL TITLE GROUP (“Escrow Agent”), with reference to the following recitals:

Recitals

A. Buyer and Seller have entered into that certain Purchase and Sale Agreement dated February [    ], 2011 (the “Sale Agreement”). Any terms not herein defined shall have the definitions given in the Sale Agreement.

B. In connection with the Sale Agreement, Buyer and Seller have agreed to select Escrow Agent to serve as escrow agent with respect to the Escrow Deposit (as defined in the Sale Agreement). The purpose of this Agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Escrow Deposit.

Agreements

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby agree as follows:

1. Engagement; Deposit. Seller and Buyer hereby engage Escrow Agent to hold the Escrow Deposit in escrow pursuant to this Agreement and the Sale Agreement, and Escrow Agent hereby accepts such engagement. Capitalized terms not defined in this Agreement will have the meaning set forth in the Sale Agreement.

2. Investment. Upon receipt of the Escrow Deposit from Buyer, Escrow Agent agrees to hold the Escrow Deposit in escrow pursuant to this Agreement. Any cash portion of the Escrow Deposit shall be deposited in a federally insured institution (Buyer and Seller hereby approving Bank of America), such that all Deposit amounts are insured by the FDIC (up to applicable limits), reasonably acceptable to Buyer and Seller. All interest earned on the Escrow Deposit shall become a part of the Escrow Deposit and shall be distributed in accordance with the terms of this Agreement and the Sale Agreement. Upon request, Escrow Agent shall provide the name and address of the institution holding the Escrow Deposit, as well as the account number and all other relevant information regarding the Escrow Deposit

3. Demand Notices.

(a) If either Buyer or Seller believes it is entitled to receive the Escrow Deposit, it may make a demand therefor in a written notice to Escrow Agent and to the other

Exhibit D-1

party. Each such demand to the Escrow Agent shall contain a written certification that the party making the demand simultaneously sent a copy of such demand to the other party in accordance with the terms of the Sale Agreement. If the other party objects to such demand, such other party shall deliver written notice of such objection to Escrow Agent and the other party within five (5) Business Days (defined below) of receipt by the objecting party of such demand. If Escrow Agent does not receive such objection notice within such five (5) Business Day period, Escrow Agent shall automatically and immediately deliver the Escrow Deposit to the party who so demanded it. If the Escrow Deposit is to be delivered to Buyer, it shall be returned in the form in which it was delivered. If the Escrow Deposit is to be delivered to Seller, Escrow Agent, upon demand of Seller, shall deliver the Escrow Deposit to Seller by wire transfer of immediately available federal funds.

(b) Upon receipt of any notice of objection described above, Escrow Agent shall have the right to hold the Escrow Deposit (including all interest earned thereon) in escrow until such time as the dispute is resolved by mutual agreement of Buyer and Seller or until otherwise directed by a court of general jurisdiction in the District of Columbia. Alternatively, the Escrow Agent shall be entitled to deposit the Escrow Deposit (and any interest earned thereon) into a court of general jurisdiction in the District of Columbia and to interplead Seller and Buyer in connection therewith. Buyer and Seller hereby consent to the jurisdiction of such court in connection with any such dispute.

4. Liability of Escrow Agent. Escrow Agent shall not be liable for any damage, liability, or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to this Agreement, except for any damage, liability or loss resulting from the willful misconduct or negligence of Escrow Agent or any of its officers or employees or Escrow Agent’s breach of its obligations hereunder. Escrow Agent shall not be liable for any levies by taxing authorities based upon the taxpayer identification number used to establish any interest bearing account with respect to hereof. Further, Escrow Agent shall not be liable in the event of failure, insolvency, or inability of the depositary to pay said funds, or accrued interest thereon, upon demand for withdrawal.

5. Notices. Except as may be otherwise provided in this Agreement, all notices, demands, requests or other communications required or permitted to be given under this Agreement must be delivered to the following addresses (a) personally, by hand delivery; (b) by Federal Express or a similar internationally recognized overnight courier service; or (c) by facsimile, provided that a confirmation copy is delivered the same day by one of the methods set forth in clause (a) or (b) of this Article 5. All such notices, demands, requests or other communications shall be deemed to have been received for all purposes of this Agreement under the method in subpart (a) and (b) upon the date of receipt or refusal; and under the method in subpart (c) upon receipt of a machine-printed confirmation of receipt time stamped before 5:00 P.M. Eastern Time, that same day, or, if after 5:00 P.M. Eastern Time, the next business day, except that whenever under this Agreement a notice is received on a day which is not a business day, the day of receipt shall automatically be extended to the next business day.

Exhibit D-2

If to Seller:

c/o Sagamore Capital, LLC

9616 East A.W. Tillinghast Road

Scottsdale, AZ 85262

Attention: Mr. Charles Dubroff

Facsimile: (480) 595-9319

With a copy to:

Greenberg Traurig LLP

2101 L Street, N.W.

Suite 1000

Washington, D.C. 20006

Attention: Nelson F. Migdal, Esq.

Facsimile: (202) 261-4757

If to Buyer:

c/o Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

Attention: D. Rick Adams

Facsimile: (410) 261-4757

With a copy to:

c/o Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

Attention: Graham J. Wootten

Facsimile: (410) 261-4757

If to Escrow Agent:

Fidelity National Title Group

7130 Glen Forest Drive, Suite 403

Richmond, VA 23226

Attn: Melodie Rochelle

Phone: (804) 287-0938

Facsimile: (804) 673-3308

6. Waiver of Jury Trial. Seller, Buyer and Escrow Agent hereby voluntarily, knowingly and intentionally waive any and all rights to trial by jury in any legal action or proceeding arising under this Agreement regardless of whether such action or proceeding concerns any contractual or tortuous or other claim. Seller, Buyer and Escrow Agent acknowledge that this waiver of jury trial is a material inducement to each party hereto to enter into this Agreement, that none of the parties would have entered into this Agreement without this

Exhibit D-3

jury trial waiver, and that each of Seller, Buyer and Escrow Agent, respectively, has been represented by an attorney or has had an opportunity to consult with an attorney in connection with this jury trial waiver and understands the legal effect of this jury trial waiver.

7. Attorneys’ Fees. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its actual, reasonable attorneys’ fees, expert witness fees and expenses and court costs incurred in such litigation, arbitration or other proceeding.

8. Business Day. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday, or bank holiday in the District of Columbia or any holiday when the federal government in the District of Columbia is closed. If a date or the expiration date of any period that is set out in any paragraph of this Agreement falls upon a day that is not a business day, then, in such event, the date or expiration date of such period shall be extended to the next business day.

9. Counterparts. This Agreement may be executed in counterpart copies, each of which shall constitute an original and all of which together shall constitute one agreement.

10. Substitution of Escrow Agent. Buyer and Seller reserve the right, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent, subject to mutual agreement between Buyer and Seller.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

12. Entire Agreement; Amendment. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by Seller and Buyer and acknowledged by Escrow Agent.

13. Exclusive Jurisdiction. Any claim, counterclaim or other action arising under this Agreement shall be brought only in the state or federal courts in the District of Columbia.

14. Governing Law; Parties in Interest. This Agreement shall be governed by the law of the District of Columbia without giving effect to its conflicts of law principles and shall bind and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, successors, and permitted assigns.

[Signature Page Follows]

Exhibit D-4

IN WITNESS WHEREOF, Seller, Buyer and Escrow Agent have executed this Agreement as of the Effective Date.

SELLER:

NJA HOTEL LLC

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc.,
general partner

By:

BUYER:

CHSP NAVY YARD, LLC, a Delaware limited liability Company

By:

Name:

Title:

ESCROW AGENT:

FIDELITY NATIONAL TITLE GROUP

By:

Name:

Title:

Exhibit D-5

EXHIBIT “E”

FORM OF SPECIAL WARRANTY DEED

AFTER RECORDING, RETURN TO:

CHSP Navy Yard, LLC

c/o Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

Attn: Graham J. Wooten

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made this          day of                         , 2011, by and between NJA HOTEL LLC, a Delaware limited liability company, having an address c/o Sagamore Capital, LLC, 9616 East A.W. Tillinghast Road, Scottsdale, AZ 85262, as Grantor, and CHSP NAVY YARD, LLC, a Delaware limited liability Company, c/o Chesapeake Lodging Trust, 1997 Annapolis Exchange Parkway, Suite 410, Annapolis, Maryland 21401, as Grantee.

W I T N E S S E T H:

For and in consideration of the sum of Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, Grantor does grant, bargain, sell, and convey, with Special Warranty of Title, to Grantee, and Grantee’s successors and assigns forever, in fee simple all that property situate in the District of Columbia, described on Exhibit A attached hereto and made a part hereof, together with: (a) all of the buildings, improvements, structures, fixtures, additions, enlargements, extensions, and modifications thereon or to be constructed thereon; (b) all tenements, hereditaments, rights, privileges, interests, minerals, easements, ways, and appurtenances now or hereafter belonging or in any way pertaining thereto; (c) all of Grantor’s interest in and to adjacent strips, streets, roads, avenues, alleys, and rights-of-way, public or private, open or proposed; and (d) all rights and entitlements to development of the property granted by governmental or quasi-governmental bodies or entities (collectively, the “Property”).

SUBJECT to covenants, easements, restrictions, and encumbrances of record insofar as they may lawfully affect the Property.

TO HAVE AND TO HOLD the described Property to Grantee and Grantee’s successors and assigns, forever.

AND Grantor does covenant that it will execute such further assurances of the said land as may be required.

[Signature Page Follows]

Exhibit E-1

IN TESTIMONY WHEREOF, Grantor, as of the day and year first hereinabove written, has executed this Special Warranty Deed.

GRANTOR:

ATTEST:	NJA HOTEL LLC

	By:	NJA DEVELOPMENT PARTNERS,
Name:	a Delaware limited partnership
Title:

		By:	Green Earth Homes (New York), Inc.,
general partner

By:

STATE/DISTRICT/COMMONWEALTH OF	)
	)	ss:

CITY/COUNTY OF	)

On this              day of                                         , 2011, before me, a notary public in and for said state, personally appeared ___________________________, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as                                          of [                    ] of the Grantor named above, and that by his/her signature on the instrument such person, or the entity upon behalf of which such person acted, executed the instrument.

Witness my hand and official seal.

[NOTARIAL SEAL]	Notary Public
State of
My commission expires:

Exhibit E-2

Exhibit A to Special Warranty Deed

Legal Description

Exhibit E-3

EXHIBIT “F”

FORM OF BILL OF SALE

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NJA Hotel LLC, a Delaware limited liability company (“Seller”), having an office at c/o Sagamore Capital, LLC, 9616 East A.W. Tillinghast Road, Scottsdale, AZ 85262, hereby conveys to CHSP Navy Yard, LLC, a Delaware limited liability Company, having an address of c/o Chesapeake Lodging Trust, 1997 Annapolis Exchange Parkway, Suite 410, Annapolis, MD 21401 (“Buyer”), all of Seller’s right, title and interest in and to all furniture, fixtures, equipment, machinery, building systems, vehicles, computer hardware, art work, security systems, key cards (together with all devices for coding and monogramming such key cards), appliances, china, glassware, silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus and other printed materials, and all other similar materials and supplies food and beverage inventories (alcoholic and non-alcoholic) whether opened or unopened, merchandise located at the Real Property (as defined below), including, without limitation, any gift shop or newsstand maintained by Seller or manager of the Real Property, and held for sale to guests and customers of the hotel located at the Real Property and all other items of tangible personal property located on the Real Property and used in connection with the operation of the hotel located on the Real Property (collectively, the “Tangible Personal Property”) owned by Seller and currently used in the operation, repair and maintenance of the Real Property relating to certain real property known as 140 L Street, SE, Washington, DC 20003 (the “Real Property”).

Seller represents and warrants that, other than as may be identified herein, the Tangible Personal Property is conveyed to Buyer free and clear of all liens and encumbrances granted by or through Seller. Except for the preceding representation and warranty, makes no representation or warranty of any kind whatsoever with respect to the Tangible Personal Property and the Tangible Personal Property is hereby conveyed to Buyer “AS IS”, “WHERE IS” and with all faults.

[Signature on following page.]

EXECUTED as of the      day of                     , 2011.

SELLER:

NJA HOTEL LLC

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc., general partner

By:

Exhibit F-1

EXHIBIT “G”

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged NJA Hotel LLC, a Delaware limited liability company, having an address of c/o Sagamore Capital, LLC, 9616 East A.W. Tillinghast Road, Scottsdale, AZ 85262 (“Assignor”), hereby assigns, transfers and delegates to CHSP Navy Yard, LLC, a Delaware limited liability Company, having an address of c/o Chesapeake Lodging Trust, 1997 Annapolis Exchange Parkway, Suite 410, Annapolis, MD 21401 (“Assignee”), and Assignee hereby accepts the assignment, transfer and delegation of, all of Assignor’s right, title and interest in and to (i) the Tangible Personal Property, (ii) the Leases, (iii) the Service Agreements, and (iv) the Bookings relating to certain real property known as 140 L Street SE, Washington, DC 20003. The capitalized terms in (i) to (v) above shall have the meaning set forth in the Purchase Agreement dated February     , 2011, by and between Assignor and Assignee, and shall be collectively referred to herein as the “Assigned Items”.

This Assignment and Assumption (this “Assignment”) is made without warranty or representation of any kind by Assignor.

Assignee hereby assumes and agrees to perform, on and after the date hereof, all of the terms, covenants, obligations and conditions required to be performed by Assignor with respect to the Assigned Items (the “Assignee Obligations”), provided, however that Assignor shall remain responsible for all of the terms, covenants, obligations and conditions required to be performed by Assignor with respect to the Assigned Items prior to the date hereof (the “Assignor Obligations”).

Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) incurred by Assignor as a result of Assignee’s failure to perform the Assignee Obligations. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) incurred by Assignee as a result of Assignor’s failure to perform the Assignor Obligations.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including without limitation reasonable attorneys’ fees.

This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

Nothing in this Assignment is intended to, or shall be construed to, confer upon or give to any person, firm or corporation other than the parties hereto any right, remedy or claim under of by reason by this instrument. All terms and conditions in this instrument shall be for the sole and exclusive benefit of the parties hereto.

EXECUTED as of the      day of                     , 2011.

ASSIGNOR:

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc., general partner

By:
Name:
Title:

ASSIGNEE:

CHSP NAVY YARD, LLC, a Delaware limited liability Company

By:

Name:

Title:

Exhibit G-1

EXHIBIT “G-1”

ASSIGNMENT OF INTANGIBLES

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NJA Hotel LLC, a Delaware limited liability company, having an address of c/o Sagamore Capital, LLC, 9616 East A.W. Tillinghast Road, Scottsdale, AZ 85262 (“Assignor”), hereby assigns, transfers and delegates to CHSP Navy Yard, LLC, a Delaware limited liability Company, having an address of c/o Chesapeake Lodging Trust, 1997 Annapolis Exchange Parkway, Suite 410, Annapolis, MD 21401 (“Assignee”) all of its right, title and interest in and to the following (collectively, the “Intangibles”):

To the extent assignable, all governmental permits, licenses, consents, authorizations, registrations and certificates and approvals (the “Licenses and Permits”) used in connection with the construction, ownership, occupancy or operation of the Hotel and the land identified on the attached Exhibit A and all improvements and fixtures located thereon (the “Property”) together with any deposits made by Assignor thereunder, to the extent such Licenses and Permits and deposits are transferable, warranties and guarantees that Assignor has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements directly relating to the Hotel, telephone numbers, TWX numbers, post office boxes, signage rights, utility and development rights and privileges, site plans, surveys, plans and specifications pertaining to the Land, Improvements and the Tangible Personal Property, and all websites and domains used for the Hotel, including access to the FTP files of the websites to obtain website information and content pertaining to the Hotel, any insurance proceeds and condemnation awards or claims thereto to be assigned to Assignee hereunder, any computer systems, software, data and programs, operating systems, technology and technical information, copyrights, together with all paper and electronic copies thereof, other than proprietary property of the Hotel’s management company in which Assignor does not have any ownership right or interest, and all books and records relating to the Property; and

Assignor has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Intangibles, other than as expressly set forth in the Purchase Agreement dated February     , 2011, by and between Assignor and Assignee (“Purchase Agreement”). Any capitalized terms herein which are not otherwise defined shall have the meaning set forth in the Purchase Agreement.

This Assignment of Intangibles shall be construed in accordance with the laws of the District of Columbia. The provisions hereof shall be binding upon Assignor and Assignor’s personal representatives, and successors in interest, and shall inure to the benefit of Assignor and Assignee and their respective personal representatives and successors in interest.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO

ASSIGNMENT OF INTANGIBLES

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment of Intangibles.

ASSIGNOR:

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc., general partner

By:
Name:
Title:

ASSIGNEE:

CHSP NAVY YARD, LLC, a Delaware limited liability Company

By:

Name:

Title:

EXHIBIT “H”

FORM OF SELLER’S CLOSING CERTIFICATE

THIS SELLER’S CLOSING CERTIFICATE (this “Certificate”) is made as of the      day of                     , 2011, by NJA Hotel LLC, a Delaware limited liability company (“Seller”), for the benefit of CHSP NAVY YARD, LLC, a Delaware limited liability Company (“Buyer”).

RECITALS:

1. Seller and Buyer entered into that certain Purchase and Sale Agreement dated [                             , 2011] (the “PSA”), for the purchase and sale of the Property (as defined in the PSA). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the PSA.

2. The PSA contains certain representations and warranties (the “Representations and Warranties”) made by the Seller to and for the benefit of Buyer.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants made by Buyer and Seller to one another in the PSA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby (a) agrees that the recitals set forth above are incorporated herein as an integral part hereof, and (b) certifies, represents and warrants to and for the benefit of Buyer that all of the Representations and Warranties made by Seller in the PSA are true and correct in all material respects as of the date hereof as if made on the date hereof.

[Signature on following page.]

Exhibit H-1

IN WITNESS WHEREOF, Seller has executed and delivered this Certificate as of the day and year first hereinabove written.

SELLER:

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc.,
general partner

By:
Name:
Title:

Exhibit H-2

EXHIBIT “I”

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by NJA HOTEL LLC, a Delaware limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2. Seller’s U.S. employer identification number is                                         .

3. Seller’s office address c/o Sagamore Capital, LLC, 9616 East A.W. Tillinghast Road, Scottsdale, AZ 85262.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, Seller declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and that the individual executing this Agreement is duly authorized to execute this Agreement on behalf of Seller.

Dated:                                         , 2011.

SELLER:

NJA HOTEL LLC

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc., general partner

By:
Name:
Title:

Exhibit I-1

EXHIBIT “J”

FORM OF BUYER’S CLOSING CERTIFICATE

BUYER’S CLOSING CERTIFICATE

THIS PURCHASER’S CLOSING CERTIFICATE (this “Certificate”) is made as of the      day of                     , 2011, by CHSP NAVY YARD, LLC, a Delaware limited liability Company (“Buyer”), for the benefit of NJA Hotel LLC, a Delaware limited liability company (“Seller”).

RECITALS:

1. Seller and Buyer entered into that certain Purchase and Sale Agreement dated [                     , 2011] (the “PSA”), for the purchase and sale of the Property (as defined in the PSA). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the PSA.

3. The PSA contains certain representations and warranties (the “Representations and Warranties”) made by the Buyer to and for the benefit of Seller.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants made by Buyer and Seller to one another in the PSA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby (a) agrees that the recitals set forth above are incorporated herein as an integral part hereof, and (b) certifies, represents and warrants to and for the benefit of Seller all of the Representations and Warranties made by Buyer in the PSA are true and correct in all material respects as of the date hereof as if made on the date hereof.

[Signature on following page.]

Exhibit J-1

IN WITNESS WHEREOF, Purchaser has executed and delivered this Certificate as of the day and year first hereinabove written.

BUYER:

CHSP NAVY YARD, LLC, a Delaware limited liability Company

By:

Name:

Title:

2

EXHIBIT “K”

TENANT LIST/SECURITY DEPOSITS

None

Exhibit K-1

EXHIBIT “L”

EXISTING LITIGATION

1.	Beverly Portier Employee litigation. Dismissal expected.

Exhibit L-1

EXHIBIT “M”

SERVICE AGREEMENTS

•	Magnolia Plumbing, Inc. - Proposal

•	Consolidated Green Services, LLC

•	Dunbar Armored, Inc. - Service Contract

•	Washington Gas Energy Services, Inc. - Natural Gas Purchase and Sales Base Agreement

•	Washington Gas Energy Services, Inc. - Base Electric Power Supply Service Purchase and Sales Agreement

•	IKON Financial Services - Lease Agreement (Fax)

•	IKON Financial Services - Lease Agreement (Ricoh MP33505P Copier)

•	Addendum to the LODGENET SigNETure TV Agreement

•	PitneyBowes

•	ThyssenKrupp Elevator - Platinum Maintenance Agreement

•	MTech - PMWorks and TACT Service Agreement

•	IBAHN - High Speed Internet Access Property Service Agreement

•	Muzak DC - Multi Territory Account Service Agreement

•	antronnix - Fire Alarm System Testing & Service Agreement Renewal

•	Fidelity Power Systems - Renewal of Preventive Maintenance Agreement for Generator

•	ECOLAB - Pest Elimination Services Agreement

•	Washington Gas Energy Services - Firm Electric Power Supply.

•	Iron Mountain Customer Agreement

•	LodgeNet (Free-to-Guest Agreement)

•	Eric Entertainment LLC

•	Mitel Telephone System Service Agreement

•	Uniguest Business Center Communication Agreement

•	Marriott Shared Services Revenue Management

Exhibit M-1

EXHIBIT “N”

ENVIRONMENTAL REPORTS

1. Phase I Environmental Site Assessment dated October 4, 2002 by Environmental Consulting Services, Ltd.

2. Phase II Environmental Assessment dated September 11, 2003 by Environmental Consulting Services, Ltd.

Exhibit N-1

EXHIBIT “O”

MORTGAGE DOCUMENTS

$42,500,000 Promissory Note

Loan Agreement

Deed of Trust and Security Agreement

Assignment of Leases and Rent

Guaranty of Recourse Obligations of Borrower

UCC-1 Financing Statements

Environmental Indemnity Agreement

Borrower’s Closing Certificate

Borrower’s Certification

Estoppel and Agreement

Authorization to Wire Funds

Conditional Assignment of Management Agreement

Post Closing Letter

Officer’s Certificate

Accountant’s Letter

Cross Indemnification Agreement

Estoppel and Agreement

Assignment of Deed of Trust and Security Agreement and Assignment of Assignment of Leases and Rents

Exhibit O-1

EXHIBIT “P”

FORM OF

DISTRICT OF COLUMBIA

UNDERGROUND STORAGE TANK

REAL ESTATE TRANSFER DISCLOSURE FORM

Proposed Seller:	NJA HOTEL LLC, a Delaware limited liability company

Proposed Buyer:	CHSP NAVY YARD, LLC, a Delaware limited liability Company

Regarding the Sale of:	140 L Street, S.E., Washington, D.C.

Date: February [    ], 2011

In accordance with the requirements of Section 8-113.02(g) (formerly cited as Section 6-995(g)) of the District of Columbia Code [Section 3(g) of the District of Columbia Underground Storage Tank Management Act of 1990, as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992]) (the “Act”) and the D.C. Underground Storage Tank Regulations, 20 DCMR Chapters 55-68, the undersigned, being the Seller of the real property in the District of Columbia located at the above referenced address (the “Property”), hereby informs the above-referenced prospective Buyer in writing that undersigned Seller has no knowledge of the existence of the underground storage tank during the Seller’s ownership located on or under the Property, as that term is defined in the Act (“USTs”). As of the date of this Disclosure, Seller has forwarded to the Buyer all reports in Seller’s possession that relate to any environmental studies conducted on the Property.

This Disclosure Notice has been provided to the above-referenced prospective buyer prior to entering into a Contract for Sale of the Property.

Information pertaining to the UST removals of which the D.C. Government has received notification is on file with the D.C. Department of Consumer and Regulatory Affairs, Environmental Regulation Administration, Underground Storage Tank Branch, 2100 MLK, Jr. Avenue, S.E., Washington, D.C., Phone (202) 404-1167.

SELLER:

NJA Hotel LLC

By:	NJA DEVELOPMENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Green Earth Homes (New York), Inc., general partner

Exhibit P-1

By:

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS RECEIVED THE ABOVE DISCLOSURES PRIOR TO ITS PURCHASE OF THE PROPERTY.

PURCHASER:

CHSP NAVY YARD, LLC, a Delaware limited liability Company

By:

Name:

Title:

Exhibit P-2